                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 of our report dated August 10, 1999, except for the first paragraph of Note 2 as to which the date is May 26, 2000, appearing in Cardinal Health, Inc.'s Current Report on Form 8-K filed on May 26, 2000.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Columbus, Ohio
May 26, 2000